Exhibit 10.1

JONES DAY	MORRISON & FOERSTER LLP
Bruce Bennett	Brett H. Miller
Bennett L. Spiegel	Melissa A. Hager
Lori Sinanyan	Craig A. Damast
555 South Flower Street, Fiftieth Floor	1290 Avenue of the Americas
Los Angeles, CA 90071	New York, New York 10104
Tel: (213) 243-2533	Tel: (212) 468-8000
Fax: (213) 243-2539	Fax: (212) 468-7900

Counsel for the Creditor Co-Proponents	Counsel for the Chapter 11 Trustee, Co-Proponent

UNITED STATES BANKRUPTCY COURT
SOUTHERN DISTRICT OF NEW YORK
x
:
In re	:	Chapter 11
:
MF GLOBAL HOLDINGS LTD., et al.,	:	Case No. 11-15059 (MG)
:
	:	(Jointly Administered)
Debtors.[1]	:
x

SECOND AMENDED PLAN SUPPLEMENT

Exhibit I.A.98:	Litigation Trust Agreement

[1]	The debtors in these chapter 11 cases are MF Global Holdings Ltd.; MF Global Finance USA Inc.; MF Global Capital LLC; MF Global Market Services LLC; MF Global FX Clear LLC; and MF Global Holdings USA Inc.

EXHIBIT I.A.98

Litigation Trust Agreement

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LITIGATION TRUST AGREEMENT

dated as of             , 2013

by and between

LOUIS FREEH, AS CHAPTER 11 TRUSTEE

FOR EACH OF MF GLOBAL HOLDINGS LTD., MF GLOBAL FINANCE USA INC.,

MF GLOBAL CAPITAL LLC, MF GLOBAL FX CLEAR LLC,

MF GLOBAL MARKET SERVICES LLC, AND MF GLOBAL HOLDINGS USA INC.

as Settlor

and

[        ]

as Trustee

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i

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ii

LITIGATION TRUST AGREEMENT

This Litigation Trust Agreement (the “Trust Agreement”), dated and effective as of             , 2013 (the “Effective Date”), by and among Louis Freeh, as Chapter 11 Trustee (the “Chapter 11 Trustee”) of each of MF Global Holdings Ltd., MF Global Finance USA Inc., MF Global Capital LLC, MF Global FX Clear LLC, MF Global Market Services LLC, and MF Global Holdings USA Inc. (collectively, the “Debtors”), as settlor, and                      (the “Trustee”) as trustee, executed in connection with the Second Amended and Restated Joint Plan of Liquidation Pursuant to Chapter 11 of the Bankruptcy Code for MF Global Holdings Ltd., MF Global Finance USA Inc., MF Global Capital LLC, MF Global FX Clear LLC, MF Global Market Services LLC, and MF Global Holdings USA Inc. filed on             , 2013 (as the same has been or may be amended, the “Plan”), as confirmed by the United States Bankruptcy Court for the Southern District of New York (the “Bankruptcy Court”) pursuant to the confirmation order dated             , 2013 (the “Confirmation Order”), provides for the establishment of a liquidating trust evidenced hereby (the “Trust”) in accordance with the Plan. Capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Plan.

RECITALS

WHEREAS, the Effective Date of the Plan is occurring on the date hereof.

WHEREAS, this Trust Agreement is executed to facilitate the implementation of the Plan and the retention and preservation of the Litigation Trust Assets (the “Trust Assets”) by the Trustee for the benefit of the holders of Allowed Claims against and Allowed Interests in the Debtors who are entitled to receive Distributions from Available Cash under the Plan (the “Beneficiaries”) by establishing the Trust;

WHEREAS, the Trust is organized for the purposes set forth in the Plan, and the Trustee’s activities, powers and duties are those determined to be reasonably necessary to, and consistent with, accomplishment of these purposes;

WHEREAS, under the terms of the Plan and the Confirmation Order, effective as of the Effective Date, the Chapter 11 Trustee on behalf of each of the Estates shall be deemed to have irrevocably assigned, granted, transferred, conveyed and delivered to the Trust, on behalf of and for the benefit of the Beneficiaries, control of, and all the rights, title and interests in and to, the Trust Assets with no reversionary interest therein in favor of the Debtors;

WHEREAS, the Trustee has agreed to act as Trustee of the Trust with the rights, powers, privileges and obligations specified in the Plan and this Trust Agreement; and

WHEREAS, the Trust is intended to be treated, for United States federal income tax purposes, as a “liquidating trust” within the meaning of Treasury Regulations § 301.7701-4(d), except to the extent otherwise provided in this Trust Agreement.

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AGREEMENT

NOW, THEREFORE, in consideration of the premises and agreements contained herein, the parties hereto agree as follows:

ARTICLE I

Establishment of the Litigation Trust

Section 1.1 Creation and Name. In accordance with the Plan, there is hereby created the MF Global Litigation Trust.

Section 1.2 Declaration of Trust; Transfer of the Trust Assets and Privileges. In consideration of the confirmation of the Plan under the Bankruptcy Code, the Chapter 11 Trustee and the Trustee have executed this Trust Agreement and, effective on the Effective Date, the Chapter 11 Trustee on behalf of each of the Estates hereby irrevocably assigns, transfers and conveys to the Trust (i) all the right, title and interests of the Debtors and the Estates in and to the Trust Assets, with no reversionary interest whatsoever therein of the Debtors, to hold in trust, whereupon title will irrevocably vest in the Trust, free and clear of Claims, Liens and Interests except to the extent provided in the Plan or in this Trust Agreement, under and subject to the terms and conditions set forth in this Trust Agreement and in the Plan for the benefit of the Beneficiaries and their successors and assigns permitted under the Plan and this Trust Agreement and (ii) without waiver, the Debtors’ evidentiary privileges, including the attorney-client privilege, work-product privilege or other privilege or immunity attaching to any documents or communications (whether written or oral) associated with the Trust Assets, and all of the books and records relating to the foregoing, in trust, and, consistent with § 1123(b)(3)(B) of the Bankruptcy Code, for the benefit of the Beneficiaries. The use and distribution of the Trust Assets shall be made in accordance with this Trust Agreement and the Plan. None of the foregoing assignments or transfers to the Trust will constitute a merger or consolidation of the Estates or any of the Trust Assets, each of which will retain its separateness following the assignment or transfer for all purposes herein, except as otherwise provided in the Plan and the Confirmation Order.

Section 1.3 Purposes of Trust. The Trust is organized for the primary purposes of (a) investigating, pursuing, litigating and, as applicable, settling the Litigation Trust Claims in the Trustee’s discretion, subject to any relevant provisions of this Trust Agreement, without Bankruptcy Court approval, (b) collecting, receiving, holding, maintaining, administering and liquidating the Trust Assets, (c) paying all reasonable and necessary fees, costs and expenses incurred by the Trustee, the Trust Committee or their Professionals pursuant to, and otherwise in connection with the Trustee’s performance of its duties under, this Trust Agreement (the “Trust Expenses”), and (d) transferring Available Cash to the Disbursing Agent for the benefit of the Beneficiaries as provided for in the Plan and this Trust Agreement (herein, the “Trust Purposes”). The Trust has no objective to, and shall not, engage in a trade or business; shall conduct its activities consistent with the Confirmation Order, the Plan, and this Trust Agreement; and shall terminate upon the completion of its liquidation and distribution duties. The Trust and the Trustee shall conduct all of their activities pursuant to and in accordance with this Trust Agreement, the Confirmation Order, and the Plan. In furtherance of these objectives, the Trustee shall, in its business judgment, make continuing best efforts to not unduly prolong the duration of the Trust.

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Section 1.4 Trustee’s Acceptance. The Trustee hereby (a) accepts the responsibilities imposed on it by the Plan and this Trust Agreement and agrees to observe and perform under the Plan and this Trust Agreement, (b) acknowledges and accepts the creation of the Trust and the assignment and transfer of the Trust Assets to the Trust, subject to the provisions of the Confirmation Order, the Plan and this Trust Agreement, and (c) agrees to assume, undertake and effectuate the Trust Purposes on behalf of the Trust.

Section 1.5 Appointment as Representative. The Trust and the Trustee will each be a “representative” of the Estates under § 1123(b)(3)(B) of the Bankruptcy Code as provided in the Plan, and the Trustee will be the trustee of the Trust Assets for purposes of 31 U.S.C. § 3713(b) and 26 U.S.C. § 6012(b)(3), and, as such, the Trustee succeeds to all of the rights, powers and obligations of a trustee in bankruptcy with respect to collecting, maintaining, administering and liquidating the Trust Assets for the benefit of the Beneficiaries.

Section 1.6 Relationship. This Trust Agreement is intended to create a trust and a trust relationship and to be governed and construed in all respects as a trust. The Trust is not intended to be, and shall not be deemed to be or treated as, a general partnership, limited partnership, joint venture, corporation, joint stock company or association, nor shall the Trustee or the Beneficiaries, or any of them, for any purpose be, or be deemed to be or treated in any way whatsoever to be, liable or responsible hereunder as partners or joint venturers. The relationship of the Beneficiaries to the Trust shall be solely that of beneficiaries of a trust and shall not be deemed a principal or agency relationship, and their rights shall be limited to those conferred upon them by this Trust Agreement.

Section 1.7 Vesting of Causes of Action. Subject to the provisions of this Trust Agreement, on the Effective Date, the Trustee, on behalf of the Trust, shall have the exclusive right to investigate, institute, prosecute, abandon, settle or compromise any Litigation Trust Claims, subject to the provisions of this Trust Agreement and without further order of the Bankruptcy Court, in any court or other tribunal, including, without limitation, in an adversary proceeding filed or to be filed in one or more of the Chapter 11 Cases.

Section 1.8 Assumption of Certain Liabilities. Subject to the provisions of this Trust Agreement, the Plan, and the Confirmation Order, on the Effective Date, the Trustee, on behalf of each of the Debtors and the Trust, as applicable, shall assume the obligation to pay all Trust Expenses and to make periodic transfers of Available Cash, consistent with the terms of this Trust Agreement, to the Disbursing Agent for the benefit of the Beneficiaries.

Section 1.9 Incorporation of the Plan and the Confirmation Order. The principal purpose of this Trust Agreement is to aid in the implementation of the Plan, and the Trustee and Trust Committee (as defined in Section 5.1) shall be bound to comply with the terms of the Plan and the Confirmation Order. To that end, the Trustee shall have full power and authority to take any action consistent with the purpose and provisions of the Plan, the Confirmation Order and this Trust Agreement. To the extent that there is conflict between the provisions of this Trust Agreement, the provisions of the Plan or the Confirmation Order, each document shall have controlling effect in the following rank order: (1) the Confirmation Order; (2) this Trust Agreement; and (3) the Plan.

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ARTICLE II

Funding of the Trust

Section 2.1 Trust Funding. On the Effective Date, the Trust shall be funded with the Trust Assets and, from time to time, by the proceeds of such assets, including recoveries from Litigation Trust Claims or by such other means as approved by the Trust Committee. On or after the Effective Date, the Trustee may establish and fund from the Trust Assets one or more funds, reserves or accounts (or sub-accounts) within the Trust as determined by the Trustee, in its reasonable discretion in consultation with the Trust Committee, to be necessary, appropriate or desirable in carrying out the Trust Purposes and consistent with the Plan and this Trust Agreement.

Section 2.2 Trust Expenses. The Trust Expenses shall be paid in the ordinary course by the Trustee from the Trust Assets as set forth herein and in the Plan without further order of the Bankruptcy Court. The Trustee, the Trust Committee and all Professionals retained thereby shall have no personal liability in the event there are insufficient funds to pay Trust Expenses. The Trustee shall account for Trust Expenses and provide such accounting to the Trust Committee on a quarterly basis.

ARTICLE III

Trust Assets

Section 3.1 Liquidation of the Trust Assets.

(a) Subject to the oversight of the Trust Committee set forth herein, the Trustee shall take such steps as the Trustee deems necessary to investigate, pursue, litigate, settle, compromise, transfer, sell, dispose of and/or abandon all or any of the Trust Assets to reduce the Trust Assets to Cash proceeds and to transfer all Trust Assets constituting Available Cash to the Disbursing Agent for the benefit of the Beneficiaries as required under the Plan and this Trust Agreement. The Trustee’s actions with respect to disposition of the Trust Assets in all events, to the extent permitted by the Confirmation Order, the Plan, this Trust Agreement and other applicable law, shall be taken in a manner so as reasonably to maximize the value of the Trust Assets and the Distributions to the Beneficiaries.

(b) The Chapter 11 Trustee’s counsel and financial advisor shall provide to the Trustee (or such professionals designated by the Trustee) documents and other information gathered, and relevant work product developed, during the Chapter 11 Cases in connection with the Chapter 11 Trustee’s investigation of potential Litigation Trust Claims, provided that the provision of any such documents and information shall be without waiver of the Debtors’ or the Trust’s, as the case may be, evidentiary privileges, including the attorney-client privilege, work-product privilege or other privilege or immunity attaching to any such documents or information (whether written or oral).

Section 3.2 Intervention. On the Effective Date, and without having to obtain any further order of the Bankruptcy Court, the Trustee and/or the Trust are authorized to intervene or substitute as plaintiff, movant or additional party, as appropriate, in any Cause of Action where the subject matter of any such Cause of Action involves a Trust Asset.

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Section 3.3 Distribution of the Trust Assets. The Trustee shall transfer, on a quarterly basis, all Trust Assets constituting Available Cash (subject to reduction as deemed necessary in the reasonable discretion of the Trustee for a reserve for Trust Expenses), in the following order of priority:

(a) First, to the extent any amounts due remain outstanding, to (i) the members of the Trust Committee in accordance with Section 5.9 herein, (ii) the Trustee in accordance with Section 4.6(a) herein, and (iii) the Professionals in accordance with Section 4.6(a) herein; provided that any distributions made pursuant to this Section 3.3(a) shall be made in proportion to the total amounts due to each such party pursuant to this Section 3.3(a).

(b) Second, to the Disbursing Agent for the benefit of the Beneficiaries.

ARTICLE IV

General Powers, Rights and Obligations of the Trustee

Section 4.1 Appointment of Trustee. The Director Selection Committee shall appoint the Trustee, who shall serve as Trustee as of the Effective Date.

Section 4.2 Legal Title. The Trust shall hold legal title to the Trust Assets except that the Trustee may, upon approval by the Trust Committee, cause legal title or evidence of title to any of the Trust Assets to be held by any nominee or person on such terms, in such manner and with such power as the Trustee may determine advisable.

Section 4.3 General Powers.

(a) Except as otherwise provided in the Confirmation Order, the Plan or in this Trust Agreement, and subject to the retained jurisdiction of the Bankruptcy Court as provided for herein, in the Plan or the Confirmation Order, but without prior or further authorization, the Trustee may control and exercise authority over the Trust Assets, over the acquisition, management and disposition thereof and over the management and conduct of the affairs of the Trust to the same extent as if the Trustee were the sole owner of the Trust Assets in its own right; provided, however, that such control and authority over the Trust Assets shall be subject to the provisions of Section 4.3(c) and Section 4.3(d) of this Trust Agreement; and provided, further, that, at the sole discretion of the Trust Committee, the Trust Committee may, but is not required to, designate a Person to serve as a co-signatory with the Trustee on such bank and/or other investment accounts maintained from time to time by the Trustee. No Person dealing with the Trust shall be obligated to inquire into the Trustee’s authority in connection with the acquisition, management or disposition of the Trust Assets. The Trustee shall execute all agreements and other documents with the signature “as Trustee.”

(b) With respect to Trust Assets, the Trustee shall be deemed the Estate’s representative in accordance with § 1123 of the Bankruptcy Code and shall have all the rights

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and powers set forth herein, including, without limitation, the powers of a trustee under §§ 704 and 1106 of the Bankruptcy Code and the right to seek testimony and the production of documents pursuant to Bankruptcy Rule 2004, including, without limitation, the right to (1) effect all actions and execute all agreements, instruments and other documents necessary to implement the provisions of the Plan and this Trust Agreement; (2) investigate and, if appropriate, pursue, commence, litigate, prosecute, appeal, settle, abandon or compromise any Litigation Trust Claims; (3) collect, receive, hold, maintain, invest, administer and liquidate the Trust Assets; (4) pay Trust Expenses pursuant to the Plan and this Trust Agreement; (5) retain, employ and compensate Professionals and other agents; (6) file all federal, state and local tax returns and pay taxes of the Trust required to be filed by applicable law; and (7) otherwise implement the Plan and this Trust Agreement; all pursuant to the terms of the Plan and this Trust Agreement.

(c) In connection with the management and use of the Trust Assets, and except as otherwise expressly limited in this Trust Agreement, the Plan or the Confirmation Order, the Trustee shall have, in addition to any powers conferred on the Trustee by the Plan or any other provision of this Trust Agreement, the power to take any and all actions as are necessary or advisable to effectuate the purposes of the Trust (subject to the terms of the Plan and this Trust Agreement), including, without limitation, the power and authority:

(i) to accept and administer the Trust Assets assigned, transferred and provided to the Trust under this Trust Agreement and the Plan;

(ii) to engage in all acts that would constitute ordinary course of business in performing the obligations of a trustee under a trust of this type;

(iii) to establish the funds, reserves and accounts (and sub-accounts) within the Trust as deemed by the Trustee, in its reasonable discretion (in consultation with the Trust Committee), as may be necessary, appropriate or desirable in carrying out the Trust Purposes and as consistent with the Plan and this Trust Agreement, including, without limitation, a reserve for future Trust Expenses; provided, however, that such funds, reserves and accounts (and sub-accounts) shall be invested only in accordance with the investment guidelines prescribed in Section 4.10 of this Trust Agreement;

(iv) to sue and be sued and participate, as a party or otherwise, in any judicial, administrative, arbitration or other proceeding;

(v) to delegate any or all of the discretionary power and authority herein conferred at any time with respect to all or any portion of the Trust to any one or more reputable individuals or, in connection with investments authorized by the Trust Committee pursuant to Section 5.6, to recognized institutional advisors or investment managers, in each case without liability for any action taken or omission made because of such delegation, except for such liability as is expressly provided for in this Trust Agreement;

(vi) to determine the manner of ascertainment of income and principal of the Trust Assets, and the apportionment of income and principal among such assets; and

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(vii) to perform such other acts and undertake such other conduct as the Trustee believes is necessary to carry out the purposes and intent of the Trust.

(d) In connection with the management and use of the Trust Assets, and except as otherwise expressly limited in this Trust Agreement, the Plan or the Confirmation Order, the Trustee shall also have the power to take any of the following actions, subject to the prior approval of the Trust Committee:

(i) to sell, convey, transfer, assign, liquidate, collect, investigate or abandon Trust Assets, or any part thereof or any interest therein, on such terms and for such consideration as the Trustee deems desirable or appropriate;

(ii) to prosecute all Litigation Trust Claims and such other suits as may be necessary, appropriate or incident to the purposes of the Trust, and raise defenses in connection with and settle any actions or claims, including counterclaims adverse to the Trust;

(iii) to endorse the payment of notes or other obligations of any Person or to make contracts with respect thereto;

(iv) to remove all or any of the Trust Assets or the situs of administration of the Trust from one jurisdiction to another jurisdiction at any time or from time to time;

(v) to borrow sums of money, at any time and from time to time, for periods of time and on terms and conditions from Persons or corporations (including any fiduciary hereunder) for purposes as may be deemed advisable, and secure such loans by the pledge or hypothecation of any property held under this Trust Agreement;

(vi) to purchase insurance indemnifying the Trustee and the members of the Trust Committee and to indemnify (and purchase insurance indemnifying) the employees, agents and representatives of the Trust or the Trustee (including, without limitation, the Trustee’s and the Trust Committee’s Professionals), to the fullest extent that a corporation organized under the laws of the Trust’s domicile is from time to time entitled to indemnify its directors, officers, employees, agents and representatives; provided, however that any such insurance shall not provide for the indemnification of such parties in cases of willful misconduct or gross negligence, as determined by Final Order of a court of competent jurisdiction;

(e) The Trustee shall not at any time, on behalf of the Trust or any Beneficiaries, enter into or engage in any trade or business, and the Trustee shall not use or dispose of any part of the Trust Assets in furtherance of any trade or business.

Section 4.4 Retention of Attorneys, Accountants and Other Professionals. The Trustee, the Trust Committee and Trust Committee members may retain the following Professionals to aid in the performance of their responsibilities pursuant to the terms of the Plan and this Trust Agreement, including, without limitation, the litigation of Litigation Trust Claims:

(a) The Trustee may retain such law firm(s) as the Trustee (in consultation with the Trust Committee) determines necessary to liquidate the Trust Assets and to perform such other functions as may be appropriate to carry out the primary purposes of the Trust.

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(b) The Trustee may commit the Trust to and shall pay such law firm(s) reasonable compensation from the Trust Assets for services rendered and expenses incurred, which expenses may include, without limitation, the fees and expenses of Persons retained by such counsel to perform any services, including, without limitation, expert witnesses and consultants. The Trustee may also engage such law firm(s) on a contingent fee basis as permitted by applicable law.

(c) The Trustee may retain an independent public accounting firm to, if necessary, audit the financial books and records of the Trust, to prepare and file all federal, state and local tax returns and related tax forms on behalf of the Trust that the Trustee is obligated to prepare, provide and file pursuant to this Trust Agreement, including Article VIII regarding Taxes, and to perform such other reviews and/or audits as the Trustee may deem advisable to carry out the primary purposes of the Trust. The Trustee may commit the Trust to and shall pay such accounting firm reasonable compensation from the Trust Assets for services rendered and expenses incurred.

(d) The Trustee may retain such accountants, experts, advisors, consultants, investigators, appraisers, auctioneers, claims and disbursing agents or other professionals as are advisable to carry out the purposes of the Trust.

(e) The Trustee may commit the Trust to and shall pay all such Persons reasonable compensation from the Trust Assets for services rendered and expenses incurred as Trust Expenses in accordance with the Plan and this Trust Agreement.

Section 4.5 Co-Trustees or Separate Trustees. In order to (and only to the extent necessary to) meet any legal requirements of any jurisdiction in which any of the Trust Assets may from time to time be located, the Trustee shall have the power to appoint one or more Persons who have been expressly approved by the Trust Committee either to act as co-trustee jointly with the Trustee of all or any part of the Trust Assets or to act as separate trustee of all or any part of the Trust Assets and to vest in such Person or Persons, in such capacity, such title to the Trust Assets or any part thereof, and such rights, powers, duties, trusts or obligations as the Trust Committee shall determine at any time may be necessary for the Trustee to perform its duties under this Trust Agreement, subject to such terms, conditions and limitations as shall be determined in any case by the Trust Committee.

Section 4.6 Compensation of Trustee and its Professionals.

(a) The Trustee (and any co-trustee that may be appointed pursuant to Section 4.5 above) shall be entitled to reasonable compensation from the Trust Assets for services rendered and expenses incurred in fulfilling its duties pursuant to this Trust Agreement. The Trustee’s compensation will be as negotiated and agreed to between the Trustee and the Trust Committee and will be paid without any further order of the Bankruptcy Court. The Trustee shall be entitled to the reimbursement of the Trustee’s reasonable and necessary expenses incurred while carrying out its duties as Trustee. The compensation for any subsequent trustee or co-trustee will be as negotiated and agreed to with the Trust Committee.

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(b) On or before the last day of each month following the month for which compensation is sought, each of the Trustee’s or the Trust Committee’s Professionals seeking compensation shall deliver a monthly statement to the Trustee and the Trust Committee; provided, however, that failure of any of the Professionals to deliver a monthly statement to the Trustee and Trust Committee for any one or more months shall not waive or impair the right of such Professionals to subsequently seek compensation for all or any number of such months in a later statement delivered to the Trustee and the Trust Committee. The Trustee and Trust Committee will have twenty (20) days from the date such statement is received to review the statement and object to such statement by serving a written objection on such Professional setting forth the precise nature of the objection and the amount at issue. At the expiration of the twenty (20) day period, the Trustee shall promptly pay out of the Trust Assets, to the extent available, and, in the Trust Committee’s discretion, to the extent sufficient assets remain to conduct the business of the Trust (including taking into account any reasonable reserves for future Trust Expenses), 100% of the amounts requested, except for the portion of such fees and disbursements to which an objection has been made. The parties shall attempt consensually to resolve objections, if any, to any monthly statement. If the parties are unable to reach a consensual resolution of any such objection, the party that received an objection to its fees may seek payment of such fees by filing a motion with the Bankruptcy Court following notice to the Trustee and the Trust Committee.

Section 4.7 Standard of Care; Indemnification; Exculpation. The Trustee shall perform the duties and obligations imposed on the Trustee by this Trust Agreement with reasonable diligence and care under the circumstances. The Trustee shall not be liable to the Trust, to any Beneficiary, to any holder of a Claim or to any other Person (or any predecessor or successor thereto) for any reason whatsoever, except for such of its own acts as shall constitute willful misconduct or gross negligence as determined by Final Order of a court with competent jurisdiction. Except as aforesaid, the Trustee shall, to the fullest extent permitted by applicable law, be defended, held harmless and indemnified from time to time from the Trust Assets (but not from or by the Beneficiaries or any of the parties released in the Plan) against any and all losses, claims, costs, expenses and liabilities to which the Trustee may be subject by reason of the Trustee’s execution of the Trustee’s duties under this Trust Agreement; provided, however, that the Trustee shall not be entitled to indemnification if and to the extent the Trustee is found by a Final Order of a court with competent jurisdiction to have committed willful misconduct or gross negligence. If the Trustee becomes involved in any action, proceeding or investigation in connection with any matter arising out of or in connection with the Plan, this Trust Agreement or the affairs of the Trust, the Trust shall periodically advance or otherwise reimburse on demand the Trustee’s reasonable legal and other expenses (including, without limitation, the cost of any investigation and preparation and attorney fees, expert fees, disbursements and related expenses) incurred in connection therewith, but the Trustee shall be required to repay promptly to the Trust the amount of any such advanced or reimbursed expenses to the extent that it is determined by Final Order of a court of competent jurisdiction that the Trustee engaged in willful misconduct or gross negligence in connection with the affairs of the Trust with respect to the specific matters as to which such expenses were incurred. The Trustee’s members, stockholders, officers, employees, agents, independent contractors, if any, and any co-trustees appointed pursuant to

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Section 4.5 above, shall be likewise defended, held harmless and indemnified in the same manner and to the same extent. Upon authorization of the Trust Committee, the Trustee’s and the Trust Committee’s Professionals may likewise be defended, held harmless and indemnified. Without limiting the generality of the foregoing, the Trustee shall have no liability to any Beneficiary or holder of a Claim against the Debtors on account of the Trustee’s investment or non-investment of any Trust Assets or any losses with respect to any such investments of the Trust Assets, provided that such investments are made, or the Trustee’s decision not to invest any Trust Assets in any case is made, in accordance with the terms of this Trust Agreement.

Section 4.8 Reliance by Trustee. The Trustee may rely, and shall be fully protected personally in acting, upon any resolution, statement, certificate, instrument, opinion, report, notice, request, consent, order or other instrument or document that the Trustee has no reasonable belief to be other than genuine and to have been signed or presented other than by the proper party or parties or, in the case of facsimile transmissions, to have been sent other than by the proper party or parties, in each case without obligation to satisfy itself that the same was given in good faith and without responsibility for errors in delivery, transmission or receipt. In the absence of the Trustee’s willful misconduct, gross negligence, willful disregard of the Trustee’s duties or material breach of this Trust Agreement, the Trustee may rely as to the truth of statements and correctness of the facts and opinions expressed therein and shall be fully protected personally in acting thereon. The Trustee may consult with legal counsel and shall be, in the absence of the Trustee’s willful misconduct, gross negligence, willful disregard of the Trustee’s duties or material breach of this Trust Agreement, fully protected in respect of any action taken or suffered by the Trustee in accordance with the opinion of legal counsel (whether or not written). The Trustee may at any time seek instructions from the Bankruptcy Court concerning the acquisition, management or disposition of the Trust Assets.

Section 4.9 Action Upon Instructions. If, in performing the Trustee’s duties under this Trust Agreement, the Trustee is required to decide between alternative courses of action, or the Trustee is unsure of the application of any provision of this Trust Agreement or the Plan, then the Trustee may promptly deliver a notice to the Trust Committee requesting written instructions as to the course of action to be taken by the Trustee. If the Trustee does not receive such written directions within ten (10) Business Days after the Trustee has delivered such notice, the Trustee may, but shall be under no duty to, take or refrain from taking such action not inconsistent with this Trust Agreement as the Trustee shall deem advisable. If the Trustee does not receive direction from the Trust Committee within such ten (10) Business Day period or the Trustee believes that a court order is necessary or advisable to protect the interests of the Beneficiaries or to otherwise determine the Trustee’s rights or duties in any respect under this Trust Agreement, then the Trustee may apply to the Bankruptcy Court for a determination as to the course of action to be taken by the Trustee.

Section 4.10 Investment Obligations. The Trustee shall invest and reinvest the liquid Trust Assets consistent with the obligations of a trustee under § 345 of Bankruptcy Code and otherwise pursuant to any Trust Committee authorization in accordance with Section 5.6 of this Trust Agreement. The Trustee shall not be liable in any way for any loss or other liability arising from any investment, or the sale or other disposition of any investment, made in accordance with this Section 4.10, except for any such loss or liability arising from the Trustee’s gross negligence or willful misconduct. However, the scope of any such permissible investments shall be limited

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to include only those investments, or shall be expanded to include any additional investments, as the case may be, that a liquidating trust, within the meaning of Treasury Regulation § 301.7701-4(d) may be permitted to hold, as set forth in IRS Revenue Procedure 94-45 and any successor guidance, pursuant to any amendment or addition to the Internal Revenue Code or to the Treasury Regulations or any modification in IRS guidelines, whether set forth in IRS rulings, other IRS pronouncements or otherwise. Any investment purchased with the Trust Assets shall be deemed a part of the Trust Assets. All interest distributions and proceeds received by the Trustee in respect to such investments shall be a part of the Trust Assets.

Section 4.11 No Bond Required. The Trustee (including any successor Trustee appointed pursuant to Section 5.8) shall not be required to give any bond, surety or other security in any jurisdiction for the performance of any of its duties.

Section 4.12 Compliance with Tax Laws. The Trustee shall comply with all tax laws and shall act in accordance with Article VIII regarding income tax treatment, tax returns and payments, tax withholding and reporting, liability for taxes, valuation of the Trust Assets and § 1146(a) exemption and any other tax matters addressed in this Trust Agreement or in the Plan.

Section 4.13 Compliance with Securities Laws. If and to the extent required by applicable federal and/or state securities laws, the Trustee shall file with the SEC and other applicable federal and state governmental agencies the reports and other documents and take any other actions necessary to comply with such federal or state securities laws.

Section 4.14 Consultation with the Trust Committee. The Trustee shall consult with the Trust Committee regularly and at all such times when the Trustee deems it necessary or appropriate in connection with carrying out the purposes of the Trust and shall obtain approvals from the Trust Committee as required under the Plan and this Trust Agreement.

Section 4.15 Removal; Resignation. The Trustee may be removed (a) immediately by majority vote of the Trust Committee for Cause (as defined below) or (b) sixty (60) days following a unanimous vote by the Trust Committee for any reason. For the purposes of this Section 4.15, “Cause” shall mean an act of fraud, willful misconduct or gross negligence or a breach of fiduciary duty under this Trust Agreement. The Trustee may resign as Trustee by giving written notice of its resignation to the Trust Committee; provided, however, that the Trustee shall continue to serve as trustee until the earlier of (i) ninety (90) days following the tender of the notice of resignation and (ii) the date that the appointment of a successor Trustee becomes effective in accordance with Section 5.8 of this Trust Agreement. In the event of a resignation and if requested by the Trust Committee, the resigning Trustee shall provide a full and complete accounting of monies and assets received, disbursed and held during the term of office of the resigning Trustee.

Section 4.16 Reporting; Books and Records. Quarterly Reports. Beginning the first quarter-end following the Effective Date and until the closing of each of the Chapter 11 Cases, within thirty (30) days after the end of each such period, the Trustee shall issue quarterly reports and make disclosures of material events that would otherwise be required to be disclosed in a Form 8-K of an entity subject to SEC reporting requirements. Such reports and disclosures shall be made available on a public website to be established by the Trustee and shall be

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accessible to all Beneficiaries. The Trustee shall not make available any report or disclosure (or the contents thereof) to any Beneficiary, including the Creditor Co-Proponents, in advance of the report or disclosure being posted to such website.

(b) Books and Records. The Trustee will maintain books and records containing a description of all property from time to time constituting the Trust Assets, taking into account any changes to the Trust Assets existing immediately prior to the Effective Date, and an accounting of all receipts and disbursements.

(c) Fiscal Year. The fiscal year of the Trust will be the calendar year.

ARTICLE V

The Trust Committee

Section 5.1 Establishment of Trust Committee. On the Effective Date, the Litigation Trust Committee shall be established (the “Trust Committee”). The Trust Committee shall disclose to the Trustee and all other members of the Trust Committee whether any Claim or Interest that is held by them personally, by any relative or by any entity with which they are employed or affiliated has been sold, transferred or otherwise assigned, disposed of or satisfied by any entity other than the Trust. The members of the Trust Committee shall serve without compensation, but shall be entitled to reimbursement of reasonable and necessary expenses.

Section 5.2 Composition; Replacement. The Trust Committee shall be comprised of up to three (3) members, each of which must be a Beneficiary of the Trust. The initial members of the Trust Committee shall be the members of the Director Selection Committee or their designees. In the case of an inability or unwillingness of any member of the Trust Committee to serve subsequent to his or her original appointment and acceptance, such member shall be replaced by designation of the remaining members of the Trust Committee and the Trustee (by majority vote thereof). If any position on the Trust Committee remains vacant for more than thirty (30) days, such vacancy may be filled within fifteen (15) days thereafter by the designation of the Trustee without the requirement of a vote by the other members of the Trust Committee. Each replacement member of the Trust Committee must be a Beneficiary of the Trust. The Trust Committee will continue to fully function even while a position on the Trust Committee remains vacant.

Section 5.3 Litigation of Litigation Trust Claims. The Trust Committee may authorize the Trustee to file judicial, arbitration or administrative proceedings in connection with the prosecution of Litigation Trust Claims or any other action as proposed by the Trustee or any member of the Trust Committee, but (i) no member of the Trust Committee may cast a vote with respect to any Trust Claim to which it is a party and (ii) the Trustee or any member of the Trust Committee may seek Bankruptcy Court approval to prosecute a Trust Claim if the Trust Committee or the Trustee fails to act within thirty (30) days of receiving notice of the proposal or as otherwise deemed necessary or advisable by the Trustee or the Trust Committee. All authorizations, directions and advice rendered by the Trust Committee to the Trustee at any time pursuant to the Plan and this Trust Agreement shall be by majority vote of the Trust Committee.

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Section 5.4 Settlement or Abandonment of Litigation Trust Claims. The Trust Committee shall approve or reject any settlement or abandonment of Litigation Trust Claims that the Trustee or any member of the Trust Committee may propose, but (i) no member of the Trust Committee may cast a vote with respect to any Litigation Trust Claim to which it is a party and (ii) the Trustee or any member of the Trust Committee may seek Bankruptcy Court approval of a settlement of a Litigation Trust Claim if the Trustee or the Trust Committee fails to act on a proposed settlement of the Litigation Trust Claim within thirty (30) days of receiving notice of the proposed settlement or as otherwise deemed necessary or advisable by the Trustee or the Trust Committee.

Section 5.5 Advice and Direction to Trustee. The Trust Committee shall provide advice, instruction and direction on matters arising in the administration of the Trust and in the disposition and Distribution of the Trust Assets, and in the pursuit of Litigation Trust Claims, as requested by the Trustee or as otherwise specifically provided herein. Privileged communications may be shared among the Trustee and the Trust Committee (and their respective Professionals) without compromising the privileged nature of the communications in accordance with the “joint interest” doctrine. For the avoidance of doubt, this Trust Agreement shall constitute an acknowledgment that the Trustee and the Trust Committee (and each of its members individually) share a “joint interest” with respect to, among other things, the Trust, the Litigation Trust Claims and the Trust Assets.

Section 5.6 Investments. As set forth in, and subject to the limitations of, Section 4.10 hereof, the Trust Committee may authorize the Trustee to invest the Trust Assets in prudent investments, including, but not limited to, those described in § 345 of the Bankruptcy Code.

Section 5.7 Removal of Trust Committee Member. Any member of the Trust Committee may be removed by the Bankruptcy Court for cause shown on a motion by any member of the Trust Committee or by the Trustee.

Section 5.8 Appointment of Successor Trustee. In the event of the death (in the case of a Trustee that is a natural person), dissolution (in the case of a Trustee that is not a natural person), resignation, incompetency or removal of the Trustee, the members of the Trust Committee shall, by majority vote, designate a successor Trustee. Such appointment shall specify the date when such appointment shall be effective. Every successor Trustee appointed hereunder shall execute, acknowledge and deliver to the Bankruptcy Court and to the retiring Trustee an instrument accepting the appointment and shall additionally file with the Bankruptcy Court an affidavit demonstrating that such Person is “disinterested person,” as defined by § 101(14) of the Bankruptcy Code, and thereupon the successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee.

Section 5.9 Expenses.

(a) Each member of the Trust Committee shall be entitled to the reimbursement of the member’s reasonable and necessary expenses incurred while carrying out his or her duties as a member of the Trust Committee. The reimbursement of expenses of the Trust Committee members shall be paid out of the Trust Assets in accordance with Section 4.6 hereof.

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(b) On or before the last date of each month following the month for which reimbursement is sought, each member of the Trust Committee shall deliver to the Trustee, its counsel and the other members of the Trust Committee a monthly statement of expenses incurred in carrying out the member’s duties. The Trustee, its counsel and the other members of the Trust Committee will have fifteen (15) days from the date such statement is received to review the statement and object to such statement by serving a written objection on the member of the Trust Committee making the request, which objection shall set forth the precise nature of the objection and the amount at issue. At the expiration of the fifteen (15) day period, the Trustee shall promptly pay out of the Trust Assets, to the extent available, and, in the Trustee’s discretion, to the extent that sufficient assets remain to conduct the business of the Trust (including taking into account any reasonable reserves for future Trust Expenses), 100% of the amounts requested, except for the portion of such fees and disbursements to which an objection has been made. The parties shall attempt consensually to resolve objections, if any, to any monthly statement. If the parties are unable to reach a consensual resolution of any such objection, the party that received an objection to its fees may seek payment of such fees by filing a motion with the Bankruptcy Court on proper notice to the Trustee and its counsel.

Section 5.10 Standard of Care; Exculpation. Neither the Trust Committee nor any of its members, designees, counsel, financial advisors or any duly designated agent or representative of any such party shall be liable for the act, default or misconduct of any other member of the Trust Committee, nor shall any member be liable for anything other than such member’s own gross negligence or willful misconduct as determined by Final Order of a court with competent jurisdiction. The Trust Committee or any member may, in connection with the performance of their duties, and in their sole and absolute discretion, consult with the Trustee’s counsel and any other of the Trustee’s Professionals and/or with counsel and other professional advisors directly retained by the Trust Committee or counsel to a member of the Trust Committee, and, in the absence of the Trust Committee’s or one of its member’s gross negligence or willful misconduct, the Trust Committee or member thereof shall not be liable for anything done or omitted or suffered to be done in accordance with the advice or opinions of such professionals. If the Trust Committee or any member determines not to consult with counsel, accountants or other Professionals, it shall not be deemed to impose any liability on the Trust Committee or its members and/or designees.

Section 5.11 Reliance by Trust Committee. The Trust Committee may rely, and shall be fully protected personally in acting upon any resolution, statement, certificate, instrument, opinion, report, notice, request, consent, order or other instrument or document that the Trust Committee has no reasonable belief to be other than genuine and to have been signed or presented other than by the proper party or parties or, in the case of facsimile transmissions, to have been sent other than by the proper party or parties, in each case without obligation to satisfy itself that the same was given in good faith and without responsibility for errors in delivery, transmission or receipt.

Section 5.12 Termination of the Trust Committee. Upon the certification by the Trustee that all Trust Assets have been transferred to the Distributing Agent, distributed, abandoned or otherwise disposed of, the members of the Trust Committee shall resign their positions, whereon they shall be discharged from further duties and responsibilities.

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ARTICLE VI

Jurisdiction

Section 6.1 Retention of Jurisdiction. The Bankruptcy Court shall retain such jurisdiction as is legally permissible as set forth in this Trust Agreement, the Plan and in the Confirmation Order, including, but not limited to, jurisdiction to hear and determine disputes arising in connection with the interpretation, implementation, administration or enforcement of this Trust Agreement.

Section 6.2 Aid and Recognition. The Trust shall, as needed to effect the terms hereof, request the aid and recognition of the Bankruptcy Court, or any court or judicial, regulatory or administrative body located in the United States or any other nation or state.

ARTICLE VII

Termination

Section 7.1 Termination. The Trust shall continue for a term of five (5) years from the Effective Date. Notwithstanding the foregoing, the Trust Committee may extend such term for an additional finite term provided that Trust does not become subject to the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and provided further that the Bankruptcy Court approves an extension based upon a finding that an extension is necessary for the Trust to reduce all Trust Assets to Cash and to liquidate. The Trustee shall at all times endeavor to liquidate the Trust Assets expeditiously, and in no event shall the Trustee unduly prolong the duration of the Trust. Unless the Chapter 11 Cases have previously been dismissed, upon termination of the Trust, the Trustee shall advise the Bankruptcy Court in writing of its termination. Notwithstanding the foregoing, after the termination of the Trust, the Trustee shall have the power to exercise all the powers, authorities and discretions herein conferred solely for the purpose of winding up the affairs of the Trust. The Trustee shall retain the books, records and files that shall have been delivered to or created by the Trustee. At the Trustee’s discretion, all of such records and documents may be destroyed at any time after two (2) years from the date of an order of the Bankruptcy Court terminating the Trust, subject to the requirements of Section 10.2(a), Section XIII.F of the Plan and applicable law.

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ARTICLE VIII

Taxes

Section 8.1 Income Tax Treatment. For United States federal income tax purposes and any comparable provision of state or local law, the Debtors, the Trust Committee, the Trustee and the Beneficiaries will treat the Trust as follows:

(a) Liquidating Trust. Except to the extent otherwise provided in this Trust Agreement, the Trust will be treated as a “liquidating trust” within the meaning of Treasury Regulations § 301.7701-4(d).

(b) Taxable Entity. All of the Trust Assets held in the Trust comprise a fund which is subject to competing or disputed claims, and accordingly, the Trustee shall elect, in the Trust’s first taxable year, to treat such fund as a “disputed ownership fund” pursuant to Treasury Regulations section 1.468B-9(c)(2)(ii).

Section 8.2 Tax Returns and Payments.

(a) The Trustee will be responsible for: (a) the preparation and timely filing of all required federal, state, local and foreign tax returns required under Treasury Regulations § 1.468B-9 and any other applicable law for the Trust; (b) the timely payment of any taxes shown on such returns as owing by the Trust from the Trust Assets; and (c) the preparation and timely distribution to the Disbursing Agent for the benefit of the Beneficiaries of any necessary federal, state, local or foreign information returns. The Trustee will retain all tax returns and supporting documentation until the expiration of the applicable statute of limitations. The Trustee may request an expedited determination of any tax matter of the Trust under § 505 of the Bankruptcy Code for which such determination may be requested thereunder.

Section 8.3 Tax Withholding and Reporting; Liability for Taxes. Pursuant to the Plan, to the extent applicable, the Trustee or the Disbursing Agent will comply with all applicable tax withholding and reporting requirements imposed on it or on the Trust by any governmental unit, and all Distributions pursuant to the Plan will be subject to applicable withholding and reporting requirements. The Trustee or Disbursing Agent will be authorized to take any actions that may be necessary or appropriate to comply with such tax withholding and reporting requirements, including liquidating a portion of the Distribution to be made under the Plan to generate sufficient funds to pay applicable withholding taxes or establishing any other mechanism the Trustee or Disbursing Agent believes is reasonable and appropriate, including, without limitation, requiring Beneficiaries to submit appropriate tax and withholding certifications. To the extent any Beneficiary fails to submit appropriate tax and withholding certifications as required by the Trustee or Disbursing Agent, such Claim holder’s Distribution may, in the Disbursing Agent’s reasonable discretion, be deemed undeliverable and be subject to the provisions of the Plan and this Trust Agreement with respect to undeliverable distributions. Each Person or Entity receiving (or deemed to receive) a Distribution pursuant to the Plan will have sole and exclusive responsibility for the satisfaction and payment of any tax obligations imposed on it by any governmental unit on account of the Distribution, including income, withholding and other tax obligations.

Section 8.4 Valuation of Liquidating Trust Assets. As soon as reasonably practicable after the Effective Date, the Trustee (in consultation with the Trust Committee) will determine the fair market value of the Trust Assets (other than Cash) as of the Effective Date, based on a good faith determination and the advice of any professional retained by the Trustee for such purpose, and the Chapter 11 Trustee and the Trust shall use such value consistently for all federal income tax purposes.

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Section 8.5 Section 1146(a) Exemption. The parties to this Trust Agreement intend that, as provided in the Plan, pursuant to § 1146(a) of the Bankruptcy Code, the following will not be subject to any stamp tax, real estate transfer tax, mortgage recording tax, filing fee, sales or use tax or similar tax: (a) the execution and implementation of this Trust Agreement, including the creation of the Trust and any transfers of the Trust Assets or other assets (if any) to, by or from the Trust, including the settlement or other disposition of the Trust Assets; or (b) the making or delivery of any deed or other instrument of transfer under, in furtherance of or in connection with the Plan and this Trust Agreement, including any settlement agreements, bills of sale or assignments, applications, certificates or statements executed or filed in connection with any of the foregoing or pursuant to the Plan.

ARTICLE IX

Miscellaneous

Section 9.1 Notices. All notices, requests or other communications required or permitted to be made in accordance with this Trust Agreement shall be in writing and shall be delivered personally or by facsimile transmission or mailed by first class mail or by overnight delivery service:

If to the Trustee, at:

with copies to:

and

Notices sent out by facsimile transmission shall be deemed delivered when actually received, and notices sent by first-class mail shall be deemed delivered three (3) Business Days after mailing and notices sent by overnight delivery service shall be deemed delivered the next Business Day after mailing.

Section 9.2 Investment Company Act. The Trust is organized as a liquidating entity in the process of liquidation, and therefore should not be considered, and the Trust does not and will not hold itself out as, an “investment company” or an entity “controlled” by an “investment company”, as such terms are defined in the Investment Company Act of 1940, as amended (as now in effect or hereafter amended).

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Section 9.3 Counterparts. This Trust Agreement may be executed in one or more counterparts (via facsimile, “pdf” or otherwise), each of which shall be deemed an original but which together shall constitute but one and the same instrument.

Section 9.4 Governing Law. This Trust Agreement shall be governed by, construed under and interpreted in accordance with the laws of the State of New York.

Section 9.5 Headings. Sections, subheadings and other headings used in this Trust Agreement are for convenience only and shall not affect the construction of this Trust Agreement.

Section 9.6 Interpretative Provisions.

(a) All references to the plural herein shall also mean the singular and to the singular shall also mean the plural, unless the context otherwise requires.

(b) All references to the Debtors and the Trustee pursuant to the definitions set forth in the recitals hereto, or to any other Person herein, shall include their respective successors and assigns.

(c) The words “hereof,” “herein,” “hereunder,” “this Trust Agreement” and words of similar import when used in this Trust Agreement shall refer to this Trust Agreement as a whole and not any particular provision of this Trust Agreement and as this Trust Agreement now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced.

(d) The word “including,” when used in this Trust Agreement, shall mean “including, without limitation.”

(e) The verbs “will” and “shall” have a mandatory connotation, indicating the parties’ respective obligations hereunder.

Section 9.7 Severability. Any provision of this Trust Agreement that is prohibited or unenforceable in any jurisdiction shall not invalidate the remaining provisions of this Trust Agreement, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable any such provision in any other jurisdiction.

Section 9.8 Amendments. This Trust Agreement may be amended from time to time, in a manner that shall not be materially inconsistent with the terms of the Plan, by written instrument executed by the Trust Committee (upon majority approval), except that no such Trust Committee authorization shall be required if the Trustee’s counsel advises the Trustee that any such amendment is required to ensure that the Trust will not become subject to the Exchange Act or pursuant to an order of the Bankruptcy Court.

Section 9.9 Beneficiaries.

(a) Beneficial Interest. Ownership of a beneficial interest in the Trust will not be evidenced by any certificate, security or receipt or in any other form or manner

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whatsoever, except as maintained on the books and records of the Trust by the Trustee. No claimant will have a beneficial interest in the Trust Assets until such time as the claimant’s related Claim against or Interest in a Debtor becomes an Allowed Claim or Allowed Interest, as applicable, pursuant to the Plan. Except as expressly provided in Article VIII of this Trust Agreement, payments under this Trust Agreement may not be assigned, alienated, pledged, encumbered or subjected to attachment, garnishment, levy, execution or other legal or equitable process. The ownership of a beneficial interest hereunder shall not entitle any Beneficiary to (i) any title in or to the Trust Assets as such (which title shall be vested in the Trust) or to any right to call for a partition or division of the Trust Assets or to require an accounting, or (ii) any voting rights with respect to the administration of the Trust and the actions of the Trustee in connection therewith.

(b) Exemption From Registration. The parties hereto intend that the rights of the Beneficiaries arising under the Trust will not be “securities” under applicable laws, but none of the parties hereto represents or warrants that such rights will not be securities or that their issuance under the Plan will be entitled to exemption from registration under applicable securities laws. If such rights constitute securities, the parties hereto intend for the exemptions from registration provided by § 1145 of the Bankruptcy Code and by other applicable law to apply to their issuance under the Plan.

(c) No Transfer of Beneficial Interests. Except as otherwise expressly provided in the Plan or this Trust Agreement, it is understood and agreed that the beneficial interests in the Trust will be non-transferable during the term of this Trust Agreement except with respect to a transfer by will or under the laws of descent and distribution. Such transfers will not be effective until appropriate written notification and proof thereof is submitted to the Trustee, and the Trustee may continue to pay all amounts to or for the benefit of the Beneficiaries until receipt of proper written notification and proof of any such transfer. The Trustee may rely upon such written proof without the requirement of any further investigation.

Section 9.10 Successors. This Trust Agreement shall bind and inure to the benefit of the parties hereto and their respective successors and permitted assigns hereunder.

Section 9.11 No Suits by Claimholders. No Beneficiary shall have any right by virtue of any provision of this Trust Agreement to institute any action or proceeding in law or in equity against any party other than the Trustee on or under or with respect to the Trust Assets.

Section 9.12 Irrevocability. The Trust is irrevocable, but is subject to amendment as provided for herein.

Section 9.13 Trust Continuance. The death, dissolution, resignation, incompetency or removal of the Trustee shall not operate to terminate the Trust created by this Trust Agreement or to revoke any existing agency created under the terms of this Trust Agreement or invalidate any action theretofore taken by the Trustee. In the event of the resignation or removal of the Trustee, such departing Trustee shall promptly (a) execute and deliver such documents, instruments and other writings as may be requested by the Bankruptcy Court or reasonably requested by the Trust Committee or a successor Trustee to effect the termination of such departing Trustee’s capacity under this Trust Agreement and the conveyance of the Trust Assets

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then held by such departing Trustee to its successor, (b) deliver to the Bankruptcy Court or the successor Trustee all documents, instruments, records and other writings related to the Trust as may be in the possession of the Trustee and (c) otherwise assist and cooperate in effecting the assumption of its obligations and functions by such successor Trustee.

[Signature page follows.]

IN WITNESS WHEREOF, the parties hereto have executed this Trust Agreement or caused this Trust Agreement to be duly executed by their respective officers thereunto duly authorized as of the date first above written.

LOUIS FREEH, as Chapter 11 Trustee of the Debtors, as a settlor

By:

[ ], as Trustee

By:
Name:
Title: